Exhibit 99.1
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OCWEN

[LOGO OMITTED]                                    Ocwen Financial Corporation(R)
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FOR IMMEDIATE RELEASE             FOR FURTHER INFORMATION CONTACT:
                                       Robert J. Leist, Jr.
                                       Vice President & Chief Accounting Officer
                                       T: (561) 682-7958
                                       E: rleist@ocwen.com

                      OCWEN FINANCIAL CORPORATION ANNOUNCES
                    INCREASED SECOND QUARTER 2004 NET INCOME


West Palm Beach, FL - (July 20, 2004) Ocwen Financial Corporation (NYSE:OCN) today reported that it has increased its net income for the second quarter of 2004 to $9.1 million or $0.13 per share compared to the originally reported net income of $0.8 million or $0.01 per share reported in its press release of July 13, 2004. Year to date, the Company reported net income of $15.9 million or $0.23 per share as compared to $7.5 million or $0.11 per share as reported in the July 13th release. The revision of 2004 net income reflects the reversal of reserves established as a result of a jury verdict announced on July 9th, and subsequently vacated by the federal judge, as discussed further below.

Ocwen learned on July 19th that a federal judge in Denver, Colorado vacated a $9.3 million jury verdict in a trade secrets case brought by a former real estate valuation vendor, Cartel Asset Management, Inc. ("Cartel") and ordered a new trial on damages. The Court's order also vacated the punitive damage component of the jury's verdict. The lawsuit does not involve challenges to Ocwen Federal Bank's core Residential Loan Servicing practices.

Ocwen Financial Corporation is a diversified financial services holding company with headquarters in West Palm Beach, Florida and operations in India, Japan and Taiwan. Ocwen Financial Corporation is engaged in a variety of businesses related to residential and commercial mortgage servicing, real estate asset management, asset recovery, global outsourcing and the marketing and sales of technology solutions to third parties. Ocwen Financial Corporation is a global leader in customer service excellence as a result of our company-wide commitment to quality, integrity and accountability. Additional information about Ocwen Financial Corporation is available at www.ocwen.com.

This news release contains forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, but not limited to, interest rates and the impact of changes in interest rates on the servicing business, the availability of financing alternatives, the potential actions that may result in our no longer being a thrift holding company, and expectations with regard to litigation. Forward-looking statements are not guarantees of future performance, and involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially.

Important factors that could cause actual results to differ materially from those suggested by the forward-looking statements include, but are not limited to, the following: general economic and market conditions, prevailing interest or currency exchange rates, governmental regulations and policies, international political and economic uncertainty, availability of adequate and timely sources of liquidity, uncertainty related to dispute resolution and litigation, federal income tax rates, recognition of deferred tax credits and real estate market conditions and trends, as well as other risks detailed in OCN's reports and filings with the Securities and Exchange Commission, including its periodic report on Form 10-K for the year ended December 31, 2003. The forward-looking statements speak only as of the date they are made and should not be relied upon. OCN undertakes no obligation to update or revise the forward-looking statements.

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